Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-4 of our report dated March 31, 2005, relating to the financial statements of Petrohawk Energy Corporation appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 27, 2005